UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 6, 2024

THE WENDY’S COMPANY

(Exact name of registrant, as specified in its charter)

Delaware	1-2207	38-0471180
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Dave Thomas Boulevard, Dublin, Ohio	43017
(Address of principal executive offices)	(Zip Code)

(614) 764-3100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.10 par value	WEN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02(b)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 6, 2024, Nelson Peltz informed The Wendy’s Company (the “Company”) and its Board of Directors (the “Board”) of his resignation from the Board, effective immediately, in order to devote more time to his other board commitments and the future activities of Trian Fund Management, L.P. (“Trian Partners”), of which he is Chief Executive Officer and a Founding Partner. Two members of Trian Partners, Peter W. May and Matthew H. Peltz, serve on the Board as Senior Vice Chairman and Vice Chairman of the Board, respectively. Following his resignation, the Board conferred upon Mr. Peltz the honorary title of Chairman Emeritus, in recognition of his long-time leadership, counsel, guidance and contributions to the Board and the Company.

Subsequently, on September 6, 2024, the Board, upon the recommendation of the Nominating and Corporate Governance Committee (the “Nominating Committee”) and effective upon Mr. Peltz’s departure from the Board, (i) designated Arthur B. Winkleblack as Chairman of the Board and (ii) determined that the size of the Board will be reduced from 12 to 11 directors.

Mr. Winkleblack has served as Lead Independent Director of the Board since October 2023 and has been a member of the Board since 2016. He also serves as chairman of the Nominating Committee and as a member of the Audit Committee, where he is a past chairman. In connection with his designation as Chairman of the Board, Mr. Winkleblack was also appointed as chairman of the Executive Committee of the Board.

Mr. Peltz has expressed to the Company his strong support for the Company’s Chief Executive Officer, Kirk Tanner, his belief that the Company is well-positioned for future success under Mr. Tanner’s leadership and the stewardship of the Board, and his confidence that the Company is in good hands for further growth and success, including Mr. Winkleblack’s deep experience on the Company’s Board, along with the experience of Mr. May and Mr. Matthew Peltz.

A copy of the press release announcing Mr. Peltz’s departure and the designation of Mr. Winkleblack as Chairman of the Board is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release issued by The Wendy’s Company on September 6, 2024.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WENDY’S COMPANY

Date: September 6, 2024	By:	/s/ Mark L. Johnson
Mark L. Johnson
Director – Corporate & Securities Counsel, and Assistant Secretary